As filed with the Securities and Exchange Commission on February 27, 2012

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

CERES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		33-0727287 (I.R.S. Employer Identification Number)
1535 Rancho Conejo Boulevard Thousand Oaks, CA 91320
(Address of Registrant’s principal executive offices)

Ceres, Inc. 2000 Stock Option/Stock Issuance Plan
Ceres, Inc. 2010 Stock Option/Stock Issuance Plan
Ceres, Inc. 2011 Equity Incentive Plan
(Full title of the plans)
_______________

Richard Hamilton
President and Chief Executive Officer
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, CA 91320
(805) 376-6500
(Name, address and telephone number of agent for service)
_______________
Copies to:
Danielle Carbone, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Tel: (212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	□	Accelerated filer	□
Non-accelerated filer	☑	Smaller reporting company	□

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share:
2000 Stock Option/Stock Issuance Plan	1,781,101	(2)	$4.27	(3)	$7,605,301.27	$871.57
2010 Stock Option/Stock Issuance Plan	766,721	(4)	$10.30	(5)	$7,897,226.30	$905.02
2011 Equity Incentive Plan	1,333,333	(6)	$13.00	(7)	$17,333,329.00	$1,986.40
Total	3,881,155				$32,835,856.57	$3,762.99

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement of Ceres, Inc. (the “Company” or the “Registrant”) shall also cover any additional shares that become issuable under the Ceres, Inc. 2000 Stock Option/Stock Issuance Plan (the “2000 Plan”), the Ceres, Inc. 2010 Stock Option/Stock Issuance Plan (the “2010 Plan”) and the Ceres, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares.

(2)
Represents an aggregate of 1,781,101 shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”) subject to outstanding awards under the 2000 Plan as of February 21, 2012.  Any such shares of Common Stock that are subject to awards outstanding under the 2000 Plan which are forfeited or lapse unexercised will be available for future issuance under the 2011 Plan.  See footnote 6 below.

(3)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $4.27 per share for outstanding awards granted under the 2000 Plan.

(4)
Represents an aggregate of 766,721 shares of Common Stock subject to outstanding awards under the 2010 Plan as of February 21, 2012.  Any such shares of Common Stock that are subject to awards outstanding under the 2010 Plan which are forfeited or lapse unexercised will be available for future issuance under the 2011 Plan.  See footnote 6 below.

(5)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $10.30 per share for outstanding awards granted under the 2010 Plan.

(6)
Represents an aggregate of 1,333,333 shares of Common Stock available for issuance under the 2011 Plan.  In addition to the 1,333,333 shares of Common Stock registered directly under the 2011 Plan, to the extent that awards outstanding under the 2000 Plan or the 2010 Plan expire or are terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture are forfeited, the shares of Common Stock subject to such awards will be available for future issuance under the 2011 Plan.  See footnotes 2 and 4 above.

(7)
With respect to shares available for future issuance, estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act for purposes of calculating the registration fee, the Proposed Maximum Offering Price Per Share is $13.00, which is the initial public offering price set forth on the cover of Registrant’s prospectus dated February 21, 2012, relating to its initial public offering.

This registration statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information.*

Item 2.                      Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated as of their respective dates in this Registration Statement on Form S-8 by reference.

(a)           The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, dated February 21, 2012, relating to the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-174405), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)           The description of the Registrant’s shares contained in the Registrant’s registration statement on Form 8-A dated February 3, 2012, filed by the Registrant with the Commission under Section 12(b) of the Securities Act, including any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its original certificate of incorporation or an amendment thereto, eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful.

A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s bylaws provide for indemnification of the officers and directors to the full extent permitted by the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached Exhibit Index.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California on February 27, 2012.

CERES, INC.

By:	/s/ Richard Hamilton, Ph.D.
Name:	Richard Hamilton, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Richard Hamilton, Ph.D. and Paul Kuc as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on February 27, 2012, in the capacities indicated.

Signature	Title

/s/ Richard Hamilton, Ph.D.	President and Chief Executive Officer, Director
Richard Hamilton, Ph.D.	(Principal Executive Officer)

/s/ Paul Kuc	Chief Financial Officer
Paul Kuc	(Principal Financial Officer and Accounting Officer)

/s/ Walter De Logi, Ph.D.	Chairman of the Board of Directors
Walter De Logi, Ph.D.

/s/ Pascal Brandys	Director
Pascal Brandys

/s/ Raymond Debbane	Director
Raymond Debbane

/s/ Richard Flavell, Ph.D.	Chief Scientific Officer, Director
Richard Flavell, Ph.D.

/s/ Robert Goldberg, Ph.D.	Director
Robert Goldberg, Ph.D.

Signature	Title

/s/ Thomas Kiley	Director
Thomas Kiley

/s/ David B. Krieger	Director
David B. Krieger

/s/ Cheryl Morley	Director
Cheryl Morley

/s/ Edmund Olivier	Director
Edmund Olivier

/s/ Douglas Suttles	Director
Douglas Suttles

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document
4.1	Amended and Restated Bylaws of the Registrant (incorporated by reference to Amendment No. 10 to our Registration Statement on Form S-1, filed on January 17, 2012 (No. 333-174405)).

4.2
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Amendment No. 10 to our Registration Statement on Form S-1, filed on January 17, 2012 (No. 333-174405)).

4.3	Ceres, Inc. 2000 Stock Option/Stock Issuance Plan, as amended (incorporated by reference to our Registration Statement on Form S-1, filed on May 23, 2011 (No. 333-174405)).

4.4	Ceres, Inc. 2010 Stock Option/Stock Issuance Plan (incorporated by reference to our Registration Statement on Form S-1, filed on May 23, 2011 (No. 333-174405)).

4.5	Ceres, Inc. 2011 Equity Incentive Plan (incorporated by reference to Amendment No. 10 to our Registration Statement on Form S-1, filed on January 17, 2012 (No. 333-174405)).

5.1	Opinion of Shearman & Sterling LLP*

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant.*

23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).*

24	Power of Attorney (included in this Registration Statement under “Signatures”).*

*  Filed herewith.